Exhibit 1.1

TUESDAY MORNING CORPORATION

3,200,000  Shares of Common Stock

UNDERWRITING AGREEMENT

July 7, 2005

Wachovia Capital Markets, LLC
7 St. Paul Street
Baltimore, Maryland  21202

Ladies and Gentlemen:

Madison Dearborn Capital Partners II, L.P. (the “Selling Stockholder”), a stockholder of Tuesday Morning Corporation, a Delaware corporation (the “Company”), proposes to sell to Wachovia Capital Markets, LLC (the “Underwriter”) an aggregate of 3,200,000 shares (the “Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  This is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholder by the Underwriter.

1.                                       Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)                                  A registration statement on Form S-3, relating, among other things, to the Stock and the offer and sale thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and any amendment thereto, have (i) been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act.  Copies of such registration statement and each of the amendments thereto have been delivered by the Company to the Underwriter.  As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Base Prospectus” means each prospectus included in such registration statement, or amendments thereto, at the Effective Time; “Registration Statement” means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time; and “Rules and Regulations” means the rules and regulations of the Commission under the Securities Act or the Securities Exchange Act of

1934, as amended (the “Exchange Act”), or both, as the case may be.  As provided in Section 6(a), a final prospectus supplement to the Base Prospectus reflecting the terms of the offering of the Stock and the other matters set forth therein will be prepared and filed pursuant to Rule 424 under the Securities Act. “Prospectus Supplement” means the final prospectus supplement, in the form first filed after the date of this Agreement pursuant to Rule 424 under the Securities Act; and “Prospectus” means the Prospectus Supplement, together with the accompanying Base Prospectus and any and all information incorporated by reference therein at such time, in the form first used to confirm sales of the Stock.  Reference made herein to any Base Prospectus, Prospectus Supplement or to the Prospectus shall be deemed to refer to and include all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Base Prospectus, Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Base Prospectus, Prospectus Supplement or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of such Base Prospectus, Prospectus Supplement or the Prospectus, as the case may be, and incorporated by reference in such Base Prospectus, Prospectus Supplement or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any documents filed under the Exchange Act after the Effective Date and incorporated by reference in the Registration Statement and any reference to the “effective date” or “effective time” of any amendment to the Registration Statement shall be deemed to mean any date after the Effective Time on which any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement was filed with the Commission.

(b)                                 The Registration Statement conforms and, on the Effective Date, conformed, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, at the respective times when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto), as of the date on which the Company’s most recent Annual Report on Form 10-K was filed with the Commission (as to the Registration Statement), and as of the applicable filing date and as of the Delivery Date (as defined in Section 5 hereof) (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration

Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein.

(c)                                  The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission, will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(d)                                 The Company and each of its subsidiaries (as defined in Section 18 hereof) have been duly incorporated or organized and each is validly existing as a corporation or a limited partnership in good standing under the laws of its respective jurisdiction of incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and the Company and each of its subsidiaries have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(e)                                  The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including, without limitation, all shares of Stock) have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as such capital stock has been pledged as security under the Company’s Credit Agreement dated as of December 22, 2004, as amended as of the date hereof (the “Credit Agreement”).

(f)                                    [Intentionally Omitted]

(g)                                 This Agreement has been duly authorized, executed and delivered by the Company and by Tuesday Morning, Inc., a Texas corporation and one of the Company’s principal operating subsidiaries (the “Principal Subsidiary”).

(h)                                 The execution, delivery and performance of this Agreement by the Company and the Principal Subsidiary and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the agreements listed as exhibits 10.2, 10.4 or 10.6 in the Exhibit Index to the Company’s annual report on Form 10-K for the year ended December 31, 2004, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other indenture, mortgage, loan agreement, deed of trust or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (iii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or (iv) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of (ii) and (iv) above where such breach, violation or default would not have a Material Adverse Effect; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(i)                                     Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(j)                                     Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock options plans, employee stock purchase plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(k)                                  Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock (other than grants or exercises pursuant to employee stock option plans or employee stock purchase plans from shares reserved for issuance under such plans as described in the Prospectus) or any change in the long-term debt (excluding current portion) of the Company or any of its subsidiaries, other than borrowings under the Company’s Credit Agreement, or any material adverse change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(l)                                     The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

(m)                               To the knowledge of the Company, Ernst & Young LLP, who have certified certain financial statements of the Company, whose reports appear in the Prospectus or are incorporated by reference therein and who will deliver the letter referred to in Section 9(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(n)                                 The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (except when enforceability is limited by laws relating to bankruptcy and general principles of equity), with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(o)                                 The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(p)                                 Except as would not (individually or in the aggregate) have a Material Adverse Effect, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of any currently existing conflict with, any such rights of others.

(q)                                 There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which would reasonably be expected to have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

(r)                                    The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(s)                                  There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

(t)                                    No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

(u)                                 No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which would reasonably be expected to have a Material Adverse Effect.

(v)                                 The Company does not have any “pension plan” subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended.

(w)                               The Company has filed all federal and all material state and local income and franchise tax returns required to be filed through the date hereof or has requested extensions thereof and has paid all taxes due thereon, except those taxes that are currently being contested in good faith, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

(x)                                   Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, other than pursuant to employee stock option plans, employee stock purchase plans or other employee compensation plans, in each case out of shares reserved for issuance as described in the Prospectus, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(y)                                 The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(z)                                   Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in each case where such violations, defaults or failures to obtain (individually or in the aggregate) would not have a Material Adverse Effect.

(aa)                            Neither the Company nor any of its subsidiaries, nor to the knowledge of the executive officers of the Company after reasonable inquiry, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ab)                           To the knowledge of the Company, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes” and “hazardous substances” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(ac)                            Neither the Company nor any subsidiary is an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

2.                                       Representations, Warranties and Agreements of the Selling Stockholder.  The Selling Stockholder represents, warrants and agrees that:

(a)                                  The Selling Stockholder has, and immediately prior to the Delivery Date, will have, good and valid title to the shares of Stock to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter.

(b)                                 The Selling Stockholder has full right, power and authority to enter into, and has duly authorized, executed and delivered, this Agreement; the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the constituent documents of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.

(c)                                  To the knowledge of the Selling Stockholder, the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading (in light of the circumstances in which they were made); provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein.

(d)                                 The Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not materially true and correct.

(e)                                  The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

(f)                                    Neither the Selling Stockholder nor any affiliate of the Selling Stockholder directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association (within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc.) with, any member firm of the National Association of Securities Dealers, Inc. participating in this offering as an Underwriter.

3.                                       Purchase of the Stock by the Underwriter.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Selling Stockholder hereby agrees to sell 3,200,000 shares of Stock to the Underwriter and the Underwriter agrees to purchase 3,200,000 shares of Stock at the price set forth in the following paragraph.

The price of the Stock shall be $31.35 per share.

The Selling Stockholder shall not be obligated to deliver any of the Stock to be delivered on the Delivery Date, except upon payment for all the Stock to be purchased on the Delivery Date as provided herein.

4.                                       Offering of Stock by the Underwriter.  Upon release of the Stock, the Underwriter proposes to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

5.                                       Delivery of and Payment for the Stock.  Delivery of and payment for the Stock shall be made at the office of Sidley Austin Brown & Wood LLP, 555 California Street, Suite 2000, San Francisco, California, at 9:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company.  This date and time are sometimes referred to as the “Delivery Date.” On the Delivery Date, the Selling Stockholder shall deliver or cause to be delivered certificates representing the Stock to the Underwriter for the account of the Underwriter against payment to or upon the order of the Selling Stockholder of the purchase price by wire transfer in immediately available funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder.  Upon delivery, the Stock shall be registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to the Delivery Date.  For the purpose of expediting the checking and packaging of the certificates for the Stock, the Selling Stockholder shall make the certificates representing the Stock available for inspection by the Underwriter in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

6.                                       Further Agreements of the Company.  The Company agrees:

(a)                                  To prepare a Prospectus Supplement in a form approved by the Underwriter and to file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Delivery Date except as permitted herein or otherwise required by law; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(b)                                 To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c)                                  To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement) and (ii) each Prospectus and any amended or supplemented Prospectus and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

(d)                                 To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission.

(e)                                  Prior to filing with the Commission of any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus prior to the Delivery Date or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing, which consent shall not be unreasonably withheld.

(f)                                    As soon as practicable after the Effective Date, to make generally available to the Company’s stockholders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(g)                                 For a period of three years following the Effective Date, to furnish to the Underwriter, if requested, copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

(h)                                 Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(i)                                     During the period beginning on and including the date of this Agreement through and including the date that is the 45th day after the date of this Agreement (the “Lock-Up Period”), the Company will not, without the prior written consent of the Underwriter, directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock, any shares of the Company’s preferred stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, (ii) file or cause the filing of any registration statement under the Securities Act with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock (other than registration statements on Form S-8 to register Common Stock or options to purchase Common Stock pursuant to stock option plans or employee stock purchase plans described in clause (A) of the next sentence), or (iii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in clauses (i), (ii) or (iii) of this sentence is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise.  Notwithstanding the provisions set forth in the immediately preceding sentence, the Company may, without the prior written consent of the Underwriter: (A) issue shares, and options to purchase shares, of Common Stock pursuant to stock option plans or employee stock purchase plans described in the documents incorporated by reference into the Prospectus Supplement, as those plans are in effect on the date of this Agreement, (B) issue shares of Common Stock upon the exercise of stock options outstanding on the date of this Agreement or issued after the date of this Agreement under stock option plans referred to in clause (A) above, as those stock options and stock option plans are in effect on the date of this Agreement and (C) issue shares of Common Stock to acquire other businesses so long as such shares of Common Stock are issued to the stockholders or other owners of those businesses and file a registration statement on Form S-4 in respect of such shares of Common Stock (so long as there shall be no sale or other transfer of any such shares of

Common Stock pursuant to such registration statement during the Lock-Up Period); provided, however, that in the case of clause (C) above, it shall be a condition precedent to such issuance that the recipient executes and delivers to the Underwriter not later than one business day prior to such issuance a written agreement, in form and substance reasonably satisfactory to the Underwriter, in substantially the form attached hereto as Annex A, and that there shall be no further transfer of such Common Stock except in accordance with such agreement.

(j)                                     To cause each of the individuals named on Schedule 1 hereto to execute and deliver on the date hereof a lock-up agreement substantially in the form attached hereto as Annex A.

(k)                                  To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

7.                                       Further Agreements of the Selling Stockholder.  The Selling Stockholder agrees:

(a)                                  During the Lock-Up Period, the Selling Stockholder will not, without the prior written consent of the Underwriter, directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock, any shares of Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by the Selling Stockholder or with respect to which the Selling Stockholder has or hereafter acquires the power of disposition, (ii) file or cause the filing of any registration statement under the Securities Act with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, or (iii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock; whether any transaction described in clauses (i), (ii) or (iii) of this sentence is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Selling Stockholder may, without the prior written consent of the Underwriter: (A) transfer shares of Common Stock to the Underwriter pursuant to this Agreement, (B) adopt a trading plan in accordance with the guidelines of Rule 10b5-1 under the Exchange Act so long as such plan does not provide for the sale of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock during the Lock-Up Period, and (C) transfer shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock (1) in connection with the merger, sale or other bona fide transfer in a single transaction of all or substantially all of the Selling Stockholder’s assets not undertaken for the purpose of avoiding the restrictions imposed by this Section 7(a); (2) to another corporation, partnership or other business entity if the transferee controls, is controlled by or under common control with, the Selling Stockholder (an “Affiliate”); or (3) as a part of a distribution from the Selling Stockholder to its equity holders on a pro rata basis if such transfer is not for value; provided, however, that in the case of clause (C) above, it shall be a condition precedent to such transfer that the transferee executes and delivers to the Underwriter not later than one business day prior to such transfer a written agreement, in form and substance reasonably satisfactory to the Underwriter, stating that the transferee is receiving the Common Stock or other Capital Stock or securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock subject to, and agrees to comply with, the provisions of this Section 7(a), and that there shall be no further transfer of such Common Stock or other Capital Stock or securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock except in accordance with such agreement, and provided, further, that in the case of a transfer described in clause (B) or (C)(2) or (3) above, it shall be a condition to such transfer that if the Selling Stockholder is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or other Capital Stock or securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock by the Selling Stockholder during the Lock-Up Period, the Selling Stockholder shall include a statement in such report to the effect that, (x) in the case of the adoption of a plan pursuant to clause (B) above, that no sale may take place pursuant to such plan during the Lock-Up Period, (y) in the case of a transfer pursuant to clause (C)(2) above, that such transfer did not result in an aggregate reduction in the beneficial ownership of such securities by the Selling Stockholder and its Affiliates, and (z) in the case of a distribution pursuant to clause (C)(3) above, that such distribution is being made to the partners or members of the applicable partnership or limited liability company, as the case may be. The Selling Stockholder further agrees that (i) the Selling Stockholder will not, during the Lock-Up Period, make any demand for, or exercise any right with respect to, the registration under the Securities Act of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the Selling Stockholder, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

(b)                                 That the Stock to be sold by the Selling Stockholder hereunder is subject to the interest of the Underwriter and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law or the occurrence of any other event.

(c)                                  To deliver to the Underwriter prior to the Delivery Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

8.                                       Expenses.  The Company agrees to pay (a) the costs incident to the sale and delivery of the Stock and any taxes payable in that connection (including, without limitation, any stock transfer taxes or stamp taxes or duties payable in connection with the sale or delivery of the Stock to the Underwriters); (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Base Prospectus, the Prospectus Supplement and any amendment or supplement to the Prospectus Supplement, all as provided in this Agreement; (d) any applicable listing or other fees; (e) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing any Blue Sky surveys (including the reasonable related fees and expenses of counsel to the Underwriter), not to exceed $10,000; and (f) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement; provided that, except as provided in this Section 8 and in Sections 11 and 14, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Stock which it may sell and the expenses of advertising any offering of the Stock made by the Underwriter.

9.                                       Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)                                  The Prospectus Supplement shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)                                 The Underwriter shall not have discovered and shall not have disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)                                  All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)                                 Kirkland & Ellis LLP shall have furnished to the Underwriter its written opinion, as counsel to the Company and the Selling Stockholder, addressed to the Underwriter and dated the Delivery Date, in substantially the form of Exhibit A hereto and Fulbright & Jaworski, LLP shall have furnished its written opinion, as counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in substantially the form of Exhibit B hereto.

(e)                                  The Underwriter shall have received from Sidley Austin Brown & Wood LLP, counsel for the Underwriter, such opinion or opinions, dated the Delivery Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)                                    At the Delivery Date, the Underwriter shall receive from Ernst & Young LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)                                 The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:

(i)                                     The representations, warranties and agreements of the Company in Section 1 are true and correct as of the Delivery Date; the Company has complied with all its agreements contained herein as well as satisfied all conditions on its part to be performed or satisfied hereunder, including, but not limited to, the conditions set forth in Sections 9(a) and 9(l), have been fulfilled; and

(ii)                                  They have carefully examined the Registration Statement and the Prospectus Supplement and, in their opinion (A) the Registration Statement and any amendments thereto, as of the Effective Date and as of the date the Company’s most recent Annual Report on Form 10-K was filed with the Commission, and the Prospectus and any amendments or supplements thereto, as of the date thereof and as of the Delivery Date, did not and do not include any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

(h)                                 The Selling Stockholder shall have furnished to the Underwriter on the Delivery Date a certificate, dated the Delivery Date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of the Delivery Date and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to the Delivery Date.

(i)                                     (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock (other than grants or exercises pursuant to employee stock option plans or issuances pursuant to employee stock purchase plans from shares reserved for issuance under such plans as described in the Prospectus) or change in long-term debt of the Company or any of its subsidiaries (other than borrowings under the Credit Agreement), or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations or business of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j)                                     Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(k)                                  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trades generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities (other than the current hostilities in Afghanistan and Iraq), there shall have been a significant escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)                                     The Stock to be delivered on the Delivery Date is listed on the Nasdaq National Market.

10.                                 All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

11.                                 Indemnification and Contribution.

(a)                                  The Company and the Principal Subsidiary, jointly and severally, shall indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter or that officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement or the Prospectus or in any amendment or supplement to any of the foregoing, or (B) in any written or electronically produced materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Stock (the “Marketing Materials”), including any roadshow or investor presentations made to investors by the Company, (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement to any of the foregoing, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Principal Subsidiary shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter or that officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Principal Subsidiary shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 11(f).  The foregoing indemnity agreement is in addition to any liability which the Company and the Principal Subsidiary may otherwise have to the Underwriter or to any officer, employee or controlling person of the Underwriter.

(b)                                 The Selling Stockholder shall indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter or that officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement to any of the foregoing or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement to any of the foregoing, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter, its officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter or its officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, in each case to the extent, and only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon or in conformity with written information furnished to the Company by the Selling Stockholder specifically for use therein, it being understood and agreed that the only such written information furnished by the Selling Stockholder appears in the Prospectus under the captions “Selling Stockholder” and “Selling Stockholders”; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 11(f).  The foregoing indemnity agreement is in addition to any liability which the Selling Stockholder may otherwise have to the Underwriter or any officer, employee or controlling person of the Underwriter.

(c)                                  The Underwriter shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement to any of the foregoing, or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus or in any amendment or supplement to any of the foregoing, or any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein, which information consists solely of the information in Section 11(f) hereof, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(d)                                 Promptly after receipt by an indemnified party under this Section 11 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 11 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 11.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent the Underwriter and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company, the Principal Subsidiary or the Selling Stockholder under this Section 11 if, in the reasonable judgment of the Underwriter, it is advisable for the Underwriter and its officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company, the Principal Subsidiary or the Selling Stockholder.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e)                                  If the indemnification provided for in this Section 11 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 11(a) 11(b) or 11(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Principal Subsidiary and the Selling Stockholder on the one hand and the Underwriter on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Principal Subsidiary and the Selling Stockholder on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Principal Subsidiary and the Selling Stockholder on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, the Principal Subsidiary and the Selling Stockholder, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Principal Subsidiary, the Selling Stockholder or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  For purposes of the preceding two sentences, the net proceeds deemed to be received by the Selling Stockholder shall be deemed to be also for the benefit of the Company and the Principal Subsidiary and information supplied by the Company shall also be deemed to have been supplied by the Principal Subsidiary.  The Company, the Principal Subsidiary, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 11(e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 11(e) shall be deemed to include, for purposes of this Section 11(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which the

Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Company and the Principal Subsidiary to contribute as provided in this Section 11(e) are joint and several.  In no event shall the liability of the Selling Stockholder under this Section 11(e) exceed the amount that the Selling Stockholder would have been required to pay under Section 11(b) had such indemnification been held to be available thereunder.

(f)                                    The Underwriter confirms and each of the Company, the Principal Subsidiary and the Selling Stockholder acknowledges that the statements with respect to (x) the concession to dealers appearing in the first full paragraph under the sub caption “Underwriting—Commissions and Discounts” and (y) stabilization and related transactions appearing in the last full paragraph under the sub caption “Underwriting—Stabilization,” but only insofar as such statements concern the Underwriter, in the Prospectus Supplement are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

12.                                 Defaulting Underwriter.  If, on the Delivery Date, the Underwriter defaults in the performance of its obligations under this Agreement, this Agreement shall terminate without liability on the part of the Company or the Selling Stockholder, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8, 11 and 14.  Nothing contained herein shall relieve the Underwriter of any liability it may have to the Company and the Selling Stockholder for damages caused by its default.

13.                                 Termination.  The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 9(i), 9(j), 9(k) or 9(1), shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

14.                                 Reimbursement of Underwriter’s Expenses.  If the Selling Stockholder shall fail to tender the Stock for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the Company or the Selling Stockholder is not fulfilled, the Company and the Selling Stockholder will reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholder shall pay the full amount thereof to the Underwriter.  If this Agreement is terminated pursuant to Section 12 by reason of the default of the Underwriter, neither the Company nor the Selling Stockholder shall be obligated to reimburse the Underwriter on account of those expenses.  Nothing in this section shall be deemed to modify, supercede or otherwise alter any agreement as between the Selling Stockholder and the Company with respect to the payment of expenses relating to this Agreement or the proposed sale of the Stock.

15.                                 Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                  if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Wachovia Capital Markets, LLC, 7 St. Paul Street, Baltimore, Maryland 21202, Attention of Michael Cummings, Managing Director – Head of Equity Origination;

(b)                                 if to the Company or the Principal Subsidiary, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (Fax: 469-374-0493), with a copy to James S. Rowe, Kirkland & Ellis LLP, 200 E. Randolph Drive, Chicago, Illinois 60601 (Fax: 312-861-2200) and Harva Dockery, Fulbright & Jaworski LLP, 2200 Ross Avenue, Suite 2800, Dallas, Texas  75201-2784 (Fax: 214-855-8200); and

(c)                                  if to the Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to Madison Dearborn Partners, 70 W. Madison Street, Suite 3800, Chicago, Illinois 60602, Attention: Benjamin D. Chereskin (Fax: 312-895-1306), with a copy to James S. Rowe, Kirkland & Ellis LLP, 200 E. Randolph Drive, Chicago, Illinois 60601 (Fax: 312-861-2200).

16.                                 Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Principal. Subsidiary, the Selling Stockholder and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company, the Principal Subsidiary and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of officers and employees of the Underwriter and the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 11(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17.                                 Survival.  The respective indemnities, representations, warranties and agreements of the Company, the Principal Subsidiary, the Selling Stockholder and the Underwriter contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18.                                 Definition of the Terms “Business Day” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations and includes, without limitation, the Principal Subsidiary.

19.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York.

20.                                 Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21.                                 Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Principal Subsidiary, the Selling Stockholder and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

TUESDAY MORNING CORPORATION

By:	/s/ Loren Jensen
	Name:	Loren Jensen
	Title:	Executive Vice President and
Chief Financial Officer

TUESDAY MORNING, INC., The Principal Subsidiary

By:	/s/ Loren Jensen
	Name:	Loren Jensen
	Title:	Executive Vice President,
Chief Financial Officer and Secretary

MADISON DEARBORN CAPITAL PARTNERS II, L.P.

By:	Madison Dearborn Partners II, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, Inc.
Its:	General Partner

By:	/s/ Robin P. Selati
Name: Robin P. Selati
Title: Managing Director

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter in Baltimore, Maryland as of the date first above written.

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Steve Tricarico
Authorized Representative

SCHEDULE 1

Giles H. Bateman

Benjamin D. Chereskin

Henry F. Frigon

William J. Hunckler, III

Loren K. Jensen

Michael J. Marchetti

Kathleen Mason

Robin P. Selati

ANNEX A

Form of Lock-Up Agreement

Wachovia Capital Markets, LLC
7 St. Paul Street
Baltimore, MD  21202

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Tuesday Morning Corporation (the “Company”), Wachovia Capital Markets, LLC (“Wachovia”) as the underwriter to be named in the Underwriting Agreement (the “Underwriter”), and Madison Dearborn Capital Partners II, L.P. (the “Selling Stockholder”), relating to a proposed underwritten public offering (the “Offering”) of common stock (the “Common Stock”) of the Company.

In order to induce you to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Wachovia that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 45th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wachovia, directly or indirectly:

(i)                                     offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock, any shares of the Company’s preferred stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii)                                  enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in (i) or (ii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wachovia: (1) adopt a trading plan in accordance with the guidelines of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) so long as such plan does not provide for the sale of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock during the Lock-Up Period, (2) transfer any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, either during the undersigned’s lifetime or on death by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned’s immediate family, or (3) in connection with the exercise of options to purchase shares of Common Stock by the undersigned, deliver to the Company outstanding shares of Common Stock with a fair market value on the date of such exercise equal to the aggregate exercise price payable with respect to such option exercise, provided, however, that in the case of any transfer pursuant to clause (2) above, it shall be a condition to the transfer that the donee executes and delivers to Wachovia, not later than one business day prior to such gift, a written agreement, in form and substance reasonably satisfactory to Wachovia, in substantially the form of this agreement; provided, further, that in the case of a transfer or other disposition pursuant to clause (1), (2) or (3) above, it shall be a condition to such transfer that, if the undersigned is required to file a report under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock by the undersigned during the Lock-Up Period the undersigned shall include a statement in such report to the effect that, (A) in the case of a transfer pursuant to clause (1) above, that no sale may take place pursuant to such plan during the Lock-Up Period, (B) in the case of clause (2) above, that such transfer is not a disposition for value and is being made for estate planning purposes, and (C)  in the case of a transfer pursuant to clause (3) above, that such transfer was to the Company in connection with a cashless exercise of stock options.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”) of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

In addition, the undersigned hereby waives any and all notice requirements and other rights with respect to the registration of any securities, and also waives any and all co-sale, tag along or other rights to sell any securities, in each case pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement, shareholder agreement, co-sale agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs and personal representatives and successors and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to July 15, 2005, or if the Underwriting Agreement is executed but the issuance and sale to the Underwriter of the shares of Common Stock contemplated thereby does not occur on or prior to July 31, 2005, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Immediately Follows]

In witness whereof, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

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